Exhibit (i)(1)
February 28, 2008
Calamos Investment Trust
2020 Calamos Court
Naperville, Illinois 60563
Ladies and Gentlemen:
     As counsel for Calamos Investment Trust (the “Trust”), we consent to the incorporation by reference of our opinion for each of the Trust’s series, filed with the Trust’s registration statement on Form N-1A, Securities Act file no. 33-19228, on each of the dates listed below.

Date of Opinion	Date of Filing	Series
November 25, 2003	November 28, 2003	Calamos Growth Fund
Calamos Blue Chip Fund
Calamos Value Fund
Calamos Growth and Income Fund
Calamos Global Growth and Income Fund
Calamos High Yield Fund
Calamos Convertible Fund
Calamos Market Neutral Income Fund (formerly Calamos Market Neutral Fund)

December 29, 2004	December 29, 2004	Calamos International Growth Fund

June 22, 2006	June 22, 2006	Calamos Multi-Fund Blend

December 15, 2006	December 15, 2006	Calamos Global Equity Fund

May 15, 2007	May 16, 2007	Calamos Government Money Market Fund (Class I shares)

June 26, 2007	June 26, 2007	Calamos Total Return Bond Fund

December 31, 2007	December 31, 2007	Calamos Government Money Market Fund (Class A, B and C shares)

     In giving this consent we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Very truly yours,

/s/ Bell, Boyd & Lloyd LLP